                                                                       EXHIBIT 5









                               October 4, 1999




Tenneco Packaging Inc.
500 West Field Court
Lake Forest, Illinois 60045

Ladies and Gentlemen:

We have acted as counsel to Tenneco Packaging Inc. (the "Company") in connection with the Registration Statement on Form S-4 (Reg. No. 333-82923) filed with the Securities and Exchange Commission (the "Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), up to $1,300,000,000 aggregate principal amount of the Company's notes and debentures (the "New Securities"). The New Securities are to be issued pursuant to an Indenture dated as of September 29, 1999 (the "Indenture") between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"), as proposed to be supplemented.

We are familiar with the Registration Statement and the exhibits thereto. We, or attorneys under our supervision, have also examined originals or copies, certified or otherwise, of such other documents, evidence of corporate action and instruments, including the Indenture and the form of the New Securities, as we have deemed necessary or advisable for the purpose of rendering this opinion. As to questions of fact relevant to this opinion, we have relied upon certificates or written statements from officers and other appropriate representatives of the Company and its subsidiaries and affiliates or public officials. In all such examinations we have assumed the genuineness of all signatures, the authority to sign, and the authenticity of all documents submitted to us as originals. We have also assumed the conformity with the originals of all documents submitted to us as copies.

Based on and subject to the foregoing, we are of the opinion that the Indenture and the New Securities have been duly authorized by the Company. We are also of the opinion that, assuming: (i) the Indenture is duly executed by the Trustee; (ii) the Registration Statement has become effective under the Act;
(iii) the New Securities are duly authorized, executed and authenticated in accordance with the Indenture; and (iv) delivery of the New Securities to the purchasers thereof in exchange for certain debt securities of Tenneco Inc. in the manner described in the Registration Statement, the New Securities will be valid and binding obligations of the Company.

Tenneco Packaging Inc.
October 4, 1999
 2

We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                       Very truly yours,

                                   /s/ Jenner & Block
                                       JENNER & BLOCK





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